UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                                           Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ZALE CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date Filed:

On May 14, 2014, Zale Corporation sent a letter to certain of its stockholders.  A copy of such letter is set forth below.

     YOUR VOTE IS IMPORTANT
     PLEASE VOTE YOUR PROXY TODAY

May 14, 2014

Dear Stockholder:

According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of Zale Corporation to be held on May 29, 2014. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated May 1, 2014, the Board of Directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment of the special meeting. Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet or telephone (see the instructions below).

The Board believes that the proposed transaction with Signet represents compelling and immediate value for shareholders. The $21.00 per share offer represents:

●	A 41% premium over the closing price of the Company’s common stock on February 18, 2014 (the last trading day prior to the Board’s approval of the merger agreement).

●	An 85% premium over the volume weighted average closing price of the Company’s common stock for the twelve-month period ended February 14, 2014.

●	18.5x EBITDA for the twelve-month period ended January 31, 2014.

●	A transaction price and valuation multiples well in excess of comparable public companies and precedent transactions in the retail sector.

We also urge all stockholders to review the investor presentation filed by Zale at www.zalecorp.com/merger.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 488-8095. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Theo Killion
Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.
Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 690-6903. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

2